Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 20, 2026 with respect to the financial statements of X-Energy, Inc. included in Amendment No. 2 to the Registration Statement (Form S-1) and related Prospectus of X-Energy, Inc dated April 8, 2026.

/s/ Ernst & Young LLP

Tysons, Virginia

April 8, 2026